                                                                       Exhibit 5

                         James, Driggs, Walch, Santoro,
                           Kearney, Johnson & Thompson
                                    Attorneys
                     3773 Howard Hughes Parkway, Suite 290N
                             Las Vegas, Nevada 89109
                               tel (702) 791-0308
                               fax (702) 791-1912
Mark A. James            email firm@james-law.com         James E. Whitmire, III
John E. Leach                                             Bradley M. Ballard
Gregory J. Walch                                          Elizabeth E. Wachsman
Nicholas J. Santoro                                       L. Kirk Williams
Michael E. Kearney                                        Dean S. Bennett
J. Douglas Driggs, Jr.                                    Mark S. Katz
Richard F. Holley                                         Kirby C. Gruchow, Jr.
David G. Johnson                                          Jennifer Lazovich
Ronald J. Thompson                                        Angela K. Rock
John E. Ham                                               Rodney S. Woodbury

                                 April 19, 2000




TITAN MOTORCYCLE CO. OF AMERICA
2222 West Peoria Avenue
Phoenix, Arizona 85029

         Re:      Issuance of Common Stock

Gentlemen:

         We have acted as special Nevada counsel to Titan Motorcycle Co. of America, a Nevada corporation (the "Company"), in connection with its Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "1933 Act"), relating to the registration of, and covering the resale of the 2,502,500 shares of Common Stock (the Shares ) issuable upon exercise of (1) the Series B Convertible Preferred Stock, $.001 par value (the Preferred Stock ) and Common Stock Purchase Warrants (the Investor Warrants ) which were issued to Advantage Fund II Ltd. and Koch Investment Group Limited (the Investors ) pursuant to those two certain Subscription Agreements, dated as of March 7, 2000, by and between the Holders and the Company (the Subscription Agreements ), and (2) the Common Stock Purchase Warrants (the Reedland Warrants ), which were issued to Reedland Capital Partners ( Reedland ) and its designees pursuant to that certain Engagement Letter between the Company and Reedland, dated August 20, 1999.

         In rendering the opinions set forth herein, we have limited our factual inquiry to (i) reliance on a certificate of the Secretary of the Company, (ii) reliance on the facts and representations contained in the Registration Statement, including, without limitation, those relating to the number of the Company's Common Shares, without par value, which are authorized, issued or reserved for issuance upon conversion or exercise of preferred shares, warrants and options, and (iii) such documents, corporate records and other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below, including, without limitation, a certificate issued by the Secretary of State of the State of Nevada dated March 2, 2000, attesting to the corporate existence

TITAN MOTORCYCLE CO. OF AMERICA
April 19, 2000
Page 2

of the Company in the State of Nevada, and telephonic verification with such Secretary of State with respect to the Company's continued valid existence as of the date hereof.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. In rendering the opinion expressed below, we have assumed that the Shares (i) will conform in all material respects to the description thereof set forth in the Registration Statement, (ii) were issued and delivered in accordance with the terms of the Agreement, and (iii) were issued pursuant to an exemption from the registration requirements of the 1933 Act pursuant to Section 4(2) of the 1933 Act.

         Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that the Shares to be issued upon the exercise of the Preferred Stock, Investor Warrants, and Reedland Warrant will be validly issued, fully paid, and nonassessable.

         The foregoing opinion is limited to the current internal laws of the State of Nevada (without giving effect to any conflict of law principles thereof), and we have not considered, and express no opinion on, the laws of any other jurisdiction. This opinion is based on the laws in effect and facts in existence on the date of this letter, and we assume no obligation to revise or supplement this letter should the law or facts, or both, change.

         This opinion is intended solely for the use of the Company in connection with the registration of the Shares. It may not be relied upon by any other person or for any other purpose, or reproduced or filed publicly by any person, without the written consent of James, Driggs, Walch, Santoro, Kearney, Johnson & Thompson; provided, however, that we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the references to James, Driggs, Walch, Santoro, Kearney, Johnson & Thompson contained in the Registration Statement.


                                             Very truly yours,

                                             JAMES, DRIGGS, WALCH, SANTORO,
                                             JOHNSON, KEARNEY & THOMPSON

                                             /s/ J. Douglas Driggs, Jr.

                                             J. Douglas Driggs, Jr.